                                                                    Exhibit 99.9

                1997 CLASS A ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                        subsection 5.02(f) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                         CAPITAL ONE MASTER TRUST 1995-2

         Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class A Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. The information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.       Information Regarding Distributions to Class A
         ----------------------------------------------
         Certificateholders (Stated on the basis of $1,000
         -------------------------------------------------
         original principal amount).
         ---------------------------

1.       The total amount distributed to Class A
         Certificateholders, per $1,000 interest         $         57.8409585999
                                                          ----------------------


2.       The amount of the distribution set forth
         in paragraph 1 above in respect of principal
         on the Class A Certificates, per $1,000
         interest                                        $                     0
                                                          ----------------------

3.       The amount of the distribution set forth in
         paragraph 1 above in respect of interest on
         the Class A Certificates, per $1,000 interest   $         57.8409585999
                                                          ----------------------





         CAPITAL ONE BANK                          HARRIS TRUST
         as Servicer,                              as Paying Agent,


         By:      /s/ Douglas C.H. Adamson         By:      /s/ Keith Richardson
            ------------------------------         -----------------------------
         Name:      Douglas C.H. Adamson           Name:      Keith Richardson
         Title:     Securitization Manager         Title:

                                      -24-
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                                                            Exhibit 99.9 (Cont.)

                1997 CLASS B ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                        subsection 5.02(f) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                         CAPITAL ONE MASTER TRUST 1995-2

         Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class B Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. The information is presented on the basis of an original principal amount of $1,000 per Class B Certificate. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.       Information Regarding Distributions to Class B
         ----------------------------------------------
         Certificateholders (Stated on the basis of $1,000
         -------------------------------------------------
         original principal amount).
         ---------------------------

1.       The total amount distributed to Class B
         Certificateholders, per $1,000 interest         $         58.9531811282
                                                          ----------------------


2.       The amount of the distribution set forth in
         paragraph 1 above in respect of principal
         on the Class B Certificates, per $1,000
         interest                                        $                     0
                                                          ----------------------

3.       The amount of the distribution set forth
         in paragraph 1 above in respect of interest
         on the Class B Certificates, per $1,000
         interest                                        $         58.9531811282
                                                          ----------------------





         CAPITAL ONE BANK                          HARRIS TRUST
         as Servicer,                              as Paying Agent,


         By:      /s/ Douglas C.H. Adamson         By:      /s/ Keith Richardson
            ------------------------------         -----------------------------
         Name:      Douglas C.H. Adamson           Name:      Keith Richardson
         Title:     Securitization Manager         Title:

                                      -25-